EXHIBIT 99.1

CIENA ANNOUNCES COMPLETION OF ONI TRANSACTION

FOR IMMEDIATE RELEASE
LINTHICUM, MD – 6/24/2002 –

CIENA Corporation (NASDAQ: CIEN) today announced it completed its acquisition of ONI Systems Inc. (NASDAQ: ONIS) on Friday, June 21, 2002.

According to the agreement announced February 18, 2002, CIENA acquired all outstanding shares of ONI in exchange for approximately 100.7 million shares of CIENA common stock and assumed outstanding options and warrants.

The transaction is valued at approximately $397.8 million, based on the closing price of CIENA’s common stock on Friday, June 21, 2002.

ABOUT CIENA

CIENA Corporation’s market-leading optical networking systems form the core for the new era of networks and services worldwide. CIENA’s LightWorks™ architecture enables next-generation optical services and changes the fundamental economics of service-provider networks by simplifying the network and reducing the cost to operate it. Additional information about CIENA can be found at http://www.ciena.com.

Press Contacts:	Investor Contacts:
Denny Bilter	Suzanne DuLong
Glenn Jasper	Jessica Towns
CIENA Corporation	CIENA Corporation
(877) 857-7377	(888) 243-6223
pr@ciena.com	ir@ciena.com